Shareholder Update May 2013 Exhibit 99.2 Creating Value … … Delivering Solutions

2013 Q1 Financial Summary

Q1 Actual Q1 Budget
Analyst
Consensus
Revenues $144.0 $144.0 $138.0
SG&A 19.1 19.1 --
Operating
Income
7.7 3.0 --
EBITDA 11.2 5.9 6.3
EPS $0.57 $0.18 $0.17
In Millions Except EPS

Q1 2013 Commentary
Revenues
Transportation Exceeded Expectations
Federal Off Plan Slightly Due Mainly to Sequestration
Unclaimed Revenue Down Approximately $2.7M from Q4
2012
SG&A On Plan, Despite $1.6M of Costs, Including:
CEO Search Related Fees
Strategic Review Expenses
Severance Costs
Other Unbudgeted Costs
Amortization Expense Down $1.3M from Q1 2012
Utilization Improved to 63%
Strong Balance Sheet -- $79M in Cash and Investments and
No Debt

Executive Changes
CEO Stepped Down in December 2012; Chairman
Retired in January 2013
Office of Chief Executive/Operations Committee
Established
COO Stepped Down March 4
CEO Search Ongoing; Korn/Ferry Assisting

Shareholder Value
2012 Policies to Deliver Value to Shareholders
Quarterly Dividend – Increased to $0.18/share
Buyback Authorization
Strategic Alternatives Review Ongoing
Strategic Review of All Operations Ongoing

Moving Forward
Business/Project Funding Challenges Remain;
Revenue Decline Will Continue
Excellent Execution With Right-Sized
Organization is Critical
External Issues Creating Some Uncertainty
Priority One – Meet 2013 Budget
Budget Includes Performance Improvement Plan
Objectives
Focused on Organic Growth Strategies

Alternative Delivery Construction Management Oil & Gas Land Development Organic Growth Strategy 7

2013 Outlook
Core Businesses – Transportation & Federal Civilian
are Stable
Defense Business Well Positioned once a U.S.
Federal Budget is Finalized
Positioned to Grow in Design-Build, Land
Development, Oil & Gas and Healthcare
Business Right-Sized/PIP Goals Achieved
Strong Cash Flow Expected to Continue
Transportation Ranking Puts us in Position to
Capitalize on Market Turnaround
5 Largest Bridge Designer
16 Largest Highway Designer

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2013 Outlook, cont.
Maintaining Market Share with Key
Transportation Clients (PA, NJ, SC)
Growing Market Share in Several States (WI, VA,
KY)
Capitalize on Position As a Key Player in:
Design-Build Market
Floodplain Mapping (FEMA)
Awarded EPA Contract for First Time
RBF Fully Integrated; Cross-Selling has Begun

Summary
Actions Taken to Benefit Shareholders
Dividend
Buyback Authorization
Redeemed Shareholder Rights Plan
Chairman Retired/Senior Management Realigned
Stock Ownership Guidelines
Performance Improvement Plan
We Appreciate Your Support

Shareholder Update May 2013 Creating Value … … Delivering Solutions